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                                                                   EXHIBIT 10.1

$3,000,000                                              As of February 27, 1996

                       INTEGRATED PROCESS EQUIPMENT CORP.

                              18% PROMISSORY NOTE
                               DUE APRIL 29, 1996

        Integrated Process Equipment Corp., a Delaware corporation (hereinafter call the "Company"), for value received, hereby promises to pay to FRED KASSNER, an individual with an address at 69 Spring Street, Ramsey, New Jersey 07446 (the "Holder"), the principal sum of Three Million Dollars ($3,000,000) on April 29, 1996 (the "Maturity Date"), together with interest on said principal sum at the rate of 18% per annum (calculated as hereinafter provided), from and including the date hereof, until payment of said principal sum has been made. All cash payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be made at 69 Spring Street, Ramsey, New Jersey, or such other location as the Holder shall designate from time to time in writing. Upon the occurrence and during the continuance of an Event of Default, (as hereinafter defined), all amounts outstanding under this Note (including past due interest, if any) shall bear interest at the rate of 22% per annum.

        In case an Event of Default (as hereinafter defined) shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in this Note.

        The Company may prepay this Note, in whole but not in part, upon 10 days written notice to the Holder in cash at any time prior to April 29, 1996, without premium or penalty. Any such prepayment shall include unpaid interest accrued to the date of prepayment.

        This Note is issued subject to, and shall be governed by, the following terms and conditions:

                                   ARTICLE I
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        1.1 Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires:

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        (1)     all references in this instrument to designated "Articles",
"Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision; and

        (2) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

        "Board of Directors" means the Board of Directors or the Executive Committee or any other committee thereof duly authorized to act hereunder of the Company.

        "Business Day" means any day of the week other than Saturday, Sunday or a day which shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

        "Dollars" and the symbol "$" means United States dollars.

        "Event of Default" has the meaning specified in Section 3.1.

        1.2 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        1.3 Successors and Assigns. All covenants and agreements in this Note by the Company shall bind its successors and assigns, whether so expressed or not.

        1.4 Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        1.5 No Third-Party Benefits. Nothing express or implied in this Note shall give to any person, other than the Company, the Holder and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Note.

        1.6     Notice. Any notice or demand which by any provision of this
Note is required or permitted to be given or served by the Holder to or on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed as follows:

                        Integrated Process Equipment Corp.
                        911 Bern Court
                        Suite 110
                        San Jose, California 95112

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                Telecopier No.:  (602) 517-6012

                Attention:  Sanjeev R. Chitre

                with copies to:

                Rubin Baum Levin Constant & Friedman
                30 Rockefeller Plaza
                New York, New York 10112

                Attention:  Irwin M. Rosenthal, Esq.

        1.7 Legal Holidays. In any case where a payment of principal of or interest on this Note shall be due on a date which is not a Business Day at the place of payment, then payment of the principal of, or interest on, this Note need not be made on such date but may be made on the next succeeding Business Day at the place of payment or conversion, with the same force and effect as if made on the due date thereof, and no interest shall accrue for the period from and after such date.

        1.8 Interest Basis. Interest on this Note shall be computed on the basis of a 360-day year for actual days elapsed.

        1.9 Governing Law. This Note shall be deemed to be a contract made under the laws of the State of New York, and all rights and obligations hereunder and thereunder shall for all purposes be governed by the laws of said State.

                                   ARTICLE II
                                   COVENANTS

        2.1 Payment of Principal and Interest. The Company will duly and punctually pay the principal of and interest on this Note in accordance with the terms of this Note.

        2.2 Use of Proceeds. The Company will use the proceeds of the sale of this Note to (a) satisfy its obligations to Hughes Danbury Optical Systems, Inc. ("HDOS") arising out of that certain Asset Purchase Agreement, dated December 28, 1995, between the Company and HDOS and (b) working capital and other general purposes of the Company including, without limitation, the payment of interest, fees and expenses relating to the negotiation, execution and delivery of, and performance under, this Note (and any notes of like tenor issued concurrently herewith).

                                  ARTICLE III
                                    REMEDIES

        3.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law

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pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (1) default in the payment of the principal of, or interest on this Note as and when the same shall become due and payable at maturity, by declaration or otherwise; or

        (2) default in the performance, or breach, of any covenant or warranty of the Company in this Note (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Holder, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (3) default in the performance, or breach, of any covenant or warranty of the Company in any note of like tenor issued concurrently herewith or that certain Loan Agreement, dated as of September 9, 1994, as amended (the "Loan Agreement"), between Fred Kassner and the Company or in any agreement or other instrument securing the payment of the sums due under or pursuant to the Loan Agreement; or

        (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Title 11 of the United States Code or any other applicable federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

        (5) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under the Title 11 of the United States Code or any other applicable federal or State law, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.


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        3.2  Acceleration of Maturity; Rescission and Annulment.  If an Event
of Default occurs and is continuing, then and in every such case the Holder may declare the principal of this Note to be immediately due and payable, by a notice in writing to the Company and upon any such declaration such principal shall become come immediately due and payable.

        3.3 Application of Money Collected. Any money collected by the Holder pursuant to this Article III shall be applied in the following order:

        FIRST: To the payment of all costs and expenses (including reasonable attorneys' fees and costs) incurred by the Holder in connection with such collection;

        SECOND: In case the principal of this Note shall have become due, by declaration as authorized by this Article III or otherwise, to the payment of the whole amount then owing and unpaid upon this Note for principal and interest, with interest on the overdue principal at the rate per annum expressed in this Note; and

        FOURTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        3.4 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, (or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        3.5 Delay or Omission Not Waiver. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

        3.6 Ranking and Security. This Note is intended to rank pari passu with the obligations of the Company arising under or pursuant to the Loan Agreement and is secured by the security agreements and other instruments securing the payment and performance of such obligations. The Company covenants and agrees that it will, as promptly as practicable, take such actions as may be reasonably necessary to perfect the security interests securing the payment of this Note.

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                                   ARTICLE IV
                 CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

        4.1 Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless

        (1) the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by a supplement, in form and substance reasonably satisfactory to the Holder, the due and punctual payment of the principal of and interest on all this Note and the performance of every covenant of this Note on the part of the Company to be performed or observed;

        (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

        4.2 Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor corporation had been named as the Company herein and therein. In the event of any conveyance or transfer referred to in the first sentence of this Section 4.2, other than by way of lease, the Company as the predecessor corporation may be dissolved, wound up and liquidated at any time thereafter.

                                   ARTICLE V
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS;
                             OFFICERS AND DIRECTORS

        5.1 Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Note, or for any claim based hereon or otherwise in respect hereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Note and the obligations issued hereunder are solely corporate obligations of the Company and that no personal liability whatever shall attach to, or is or shall be incurred by, the incorporators,

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stockholder, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Note or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Note or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Note.

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date first above written.

                                        INTEGRATED PROCESS EQUIPMENT CORP.

                                        By: John S. Vodgsan
                                            ------------------------------
                                            Title: V.P. & C.F.O.